                                                                     Exhibit 5.1
                                                                     -----------


September 1, 2005

Advanced Technology Industries, Inc.
211 Madison Avenue, Apt. # 28B
New York, NY  10016

Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the "Registration Statement") of Advanced Technology Industries, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of 384,693,960 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock").

We have acted as counsel for the Company in connection with the registration of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Construction and the reported cases interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, and that the Shares are, or when issued upon exercise or conversion of the securities exercisable or convertible for the Shares in accordance with their terms will be, validly issued, fully paid and nonassessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our name under the heading "Legal Matters" in the prospectus included in the Registration Statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Act.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP
----------------------------
Ropes & Gray LLP